Exhibit B

CONSENT SOLICITATION STATEMENT

Airplanes Pass Through Trust

Solicitation of Consents Relating to its Pass-Through Certificates Each Representing a Fractional Undivided Beneficial Interest in Corresponding Notes Issued and Cross-Guaranteed by

Airplanes Limited and  Airplanes U.S. Trust

Airplanes Limited and Airplanes U.S. Trust (together with their respective subsidiaries, “Airplanes Group”) hereby solicit (the “Solicitation”) consents (the “Consents”) of the holders of the pass-through certificates (collectively, the “Certificates”) to various amendments (the “Proposed Amendments”) to the indenture dated as of March 28, 1996 among Airplanes Limited, Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Indenture Trustee”) and Airplanes U.S. Trust, as guarantor and to the indenture dated as of March 28, 1996 among Airplanes U.S. Trust, the Indenture Trustee and Airplanes Limited, as guarantor (the indentures, as amended or supplemented from time to time, the “Indentures”). Terms not otherwise defined herein have the meaning assigned to them in the Indentures. The Requisite Consents (as defined below) are required to approve the Proposed Amendments. If approved, the Proposed Amendments would amend the Indentures, as described herein, to permit sales of aircraft subject to the terms of the first Proposed Amendment and to change the criteria for determining eligible Swap Providers subject to the terms of the second Proposed Amendment.

     Each class or subclass of Certificates was issued by a separate pass-through trust created under the Airplanes Pass-Through Trust Agreement (the agreement, as amended or supplemented from time to time, the “Pass-Through Trust Agreement”) dated March 28, 1996 among Airplanes Limited, Airplanes U.S. Trust and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Pass-Through Trustee”) (each such trust, an “Airplanes Pass Through Trust”) and each Certificate represents a fractional undivided beneficial interest in two corresponding classes or subclasses of notes (the “Notes”) issued and cross-guaranteed by Airplanes Limited and Airplanes U.S. Trust pursuant to the Indentures. The Notes are held by the Pass-Through Trustee, as trustee of each Airplanes Pass Through Trust.

     The Proposed Amendments require the consents of the holders of at least a majority of the principal amount of the outstanding Notes, including the Class E Notes, voting as a single class (the “Requisite Consents”). As of August 15, 2003, the most recent payment date, $3,203.9 million of principal amount of the Notes, including the Class E Notes, was outstanding. The Subclass A-6, A-8 and A-9 and Class B, C and D Notes are held by the Pass-Through Trustee who will give consents for these Notes in accordance with the Consents it receives from the holders of record (the “Holders”) at 5:00 p.m., New York City time on September 3, 2003 of the corresponding Subclass A-6, A-8 and A-9 and Class B, C and D Certificates. A majority of the Class E Notes is held by General Electric Capital Corporation (“GE Capital”). GE Capital has indicated that it will give its consent to the Proposed Amendments. No fees will be paid by Airplanes Group to the Holders or to the holders of the Class E Notes in connection with the Solicitation.

The aggregate principal amount of each class and subclass of Certificates, as well as the Class E Notes, outstanding under the Pass-Through Trust Agreement and the Indentures as of September 3, 2003 and the related CUSIP and ISIN Nos. are set forth below:

Cusip No.	ISIN No.	Description	Aggregate Principal Amount Outstanding (on 9/3/03)

009451AJ4	US009451AJ46	Subclass A-6 Pass-through Certificates	$ 186 million
009451AL9	US009451AL91	Subclass A-8 Pass-through Certificates	$ 700 million
009451AP0	US009451AP06	Subclass A-9 Pass-through Certificates	$ 750 million
009451AM7	US009451AM74	Class B Pass-through Certificates	$ 232 million
009451AG0	US009451AG07	Class C Pass-through Certificates	$ 350 million
009451AH8	US009451AH89	Class D Pass-through Certificates	$ 395 million
–	–	Class E Notes	$ 591 million

THE CONSENTS MUST BE GIVEN BY HOLDERS SO AS TO BE RECEIVED BY MACKENZIE PARTNERS, INC., AS TABULATION AGENT (THE “TABULATION AGENT”) AS SOON AS POSSIBLE AND NO LATER THAN 5:00 P.M. (NEW YORK CITY TIME) ON FRIDAY, SEPTEMBER 19, 2003, UNLESS AIRPLANES GROUP, IN ITS SOLE DISCRETION BY SEPARATE NOTICE, EXTENDS THE PERIOD DURING WHICH THE SOLICITATION IS OPEN (THE “EXPIRATION DATE”). A CONSENT ONCE GIVEN MAY NOT BE REVOKED.

     For further information relating to the Solicitation, please call Morgan Stanley & Co. Incorporated, as solicitation agent (the “Solicitation Agent”) at the telephone number set forth on the back cover page of this Consent Solicitation Statement. To obtain copies of this Consent Solicitation Statement, please contact Mackenzie Partners, Inc., as the Information Agent (the “Information Agent”) at the telephone number set forth on the back cover page of this Consent Solicitation Statement. Information is also available on MCM CorporateWatch on Bloomberg page MCM7882 and on Telerate page 64157.

THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE BENEFICIAL OWNERS OF THE CERTIFICATES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS, AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RETRANSMITTAL TO SUCH BENEFICIAL OWNERS IN A TIMELY MANNER.

The Solicitation Agent for the Solicitation is:

MORGAN STANLEY

September 5, 2003

     Only Holders and holders of the Class E Notes are eligible to consent to the Proposed Amendments. Persons who currently own Certificates, but did not own such Certificates as of the Record Date, will be entitled to consent only if they obtain a proxy from the relevant Holder or predecessor beneficial owner in accordance with the instructions set forth in this Consent Solicitation Statement. The Depositary Trust Company (the “DTC”) is expected to grant an omnibus proxy authorizing DTC participants set forth in the position listing of the DTC as of the Record Date (“DTC Holders”) to execute Consent Forms in the name of the DTC or the name of its nominee. Certificates held through Euroclear S.A.N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), are held through their respective Holders. Therefore, DTC Holders, rather than the DTC or its nominee, will be entitled to consent.

     A Consent will not be valid unless a duly executed Consent Form (and proxy, if required) is delivered to the Tabulation Agent at the address on the back cover page of this Consent Solicitation Statement prior to 5:00 p.m., New York City time, on Friday, September 19, 2003, unless Airplanes Group, in its sole discretion by separate notice, extends the Expiration Date, in accordance with the instructions in this Consent Solicitation Statement and the accompanying Consent Form. To deliver a Consent, beneficial owners of the Certificates held through DTC Holders should complete and sign the Instruction Form included in this Consent Solicitation Statement and deliver it to such Holder. It is recommended that Holders who hold Certificates through Euroclear and Clearstream systems submit their instructions regarding the Consent Solicitation at least two Business Days prior to the Expiration Date so that instructions may be received in a timely manner.

     Only the Consent Form (and proxy, if the Securities are owned in the name of a different Holder) should be sent to the Tabulation Agent at the address found on the back cover page of this Consent Solicitation Statement.

     Except for written information provided to Airplanes Group by the Solicitation Agent expressly for use herein, the information contained in this Consent Solicitation Statement is based upon information provided solely by Airplanes Group. None of the Pass-Through Trustee, the Indenture Trustee, the Administrative Agent, the Tabulation Agent, the Information Agent or the Solicitation Agent has independently verified or makes any representations or warranty, express or implied, or assumes any responsibility, for the accuracy or adequacy of the information provided by Airplanes Group contained herein. It is expressly understood that the Pass-Through Trustee and the Indenture Trustee will conclusively rely on the results of the Solicitation as reported by the Tabulation Agent and each of the Pass-Through Trustee and the Indenture Trustee will have no liability in connection therewith.

     No person has been authorized to give any information or make any representation other than those contained or incorporated by reference in this Consent Solicitation Statement or in the accompanying Consent Form and, if given or made, such information or representations must not be relied upon as having been authorized by Airplanes Group, the Pass-Through Trustee, the Indenture Trustee, the Administrative Agent, the Tabulation Agent, the Information Agent, the Solicitation Agent or any other person. The statements made in this Consent Solicitation Statement are made as of its date and the delivery of this Consent Solicitation Statement will not under any circumstances create any implication that the information contained in this Consent Solicitation Statement is correct as of any time following the date hereof.

     Recipients of this Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal or business advice. Each recipient should consult its own attorney or business advisor as to legal, business and related matters concerning this solicitation.

     This Consent Solicitation Statement does not constitute a solicitation of a Consent in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such a solicitation. In any jurisdiction in which the securities laws require the Consent Solicitation to be made by one or more brokers or dealers, the Consent Solicitation will be deemed to be made on behalf of Airplanes Group by the Solicitation Agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. Persons who receive this Consent Solicitation Statement must inform themselves about, and observe, any applicable restrictions on its distribution and solicitation of Consents.

SUMMARY

     The following summary is not intended to be complete and is qualified in its entirety by reference to (i) the more detailed information included in this Consent Solicitation Statement, (ii) the terms and conditions of the Indentures as currently in effect and (iii) the relevant provisions of the Indentures as proposed to be amended by the Proposed Amendments which we set forth below in “Proposed Amendments to the Indentures.” Holders of the Certificates are urged to read carefully and in its entirety this Consent Solicitation Statement and the aforementioned description of the Proposed Amendments before determining whether to grant a Consent. In this document, we use “we”, “us” and “our” to refer to Airplanes Group.

     We hereby solicit consents, upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (as it may be supplemented and amended from time to time, the “Consent Solicitation Statement”) to the Proposed Amendments. The Solicitation is being made to all registered holders of the Certificates as shown in the records maintained by the Pass-Through Trustee at 5:00 p.m., New York City time on September 3, 2003 (the “Record Date”), and their duly appointed proxies, including the DTC, Euroclear and Clearstream or their respective nominees for the account of their participants. Consequently, only the DTC Holders (the banks, brokers, custodians, nominees and other financial institutions who hold electronic book-entry interests in the Certificates (“Book-Entry Interests”)) as of the Record Date are eligible to give Consents by completing the attached Consent Form and delivering such form to the Tabulation Agent as provided on the Consent Form and in this Consent Solicitation Statement. An ultimate beneficial owner of the Certificates as of the Record Date must instruct the relevant Holder through which it holds its beneficial interest to give a Consent by completing the attached Instruction Form or other form provided by the relevant Holder and delivering such form in accordance with the rules and practices established by the DTC, Euroclear or Clearstream and the relevant Holder, as applicable (the “Applicable Procedures”).

Proposed Amendments for which Consents are Sought

Holders are being asked to consent to certain amendments that:

(1) amend certain provisions of the Indentures to permit us to sell aircraft, engines or parts pursuant to any Aircraft Agreement (as defined in the Indentures) without a minimum sales price, without limitation on the value of aircraft that can be sold annually or in the aggregate and without any requirement that after any sale the portfolio meet any lessee, country or regional concentration limitations so long as (a) the Board of Directors of Airplanes Limited or the Controlling Trustees of Airplanes U.S. Trust, as applicable, has unanimously confirmed that such sale is in the best interests of the relevant Issuer and the Noteholders, and (b) all the consideration received in respect of such sale is in cash; and

(2) amend certain provisions of the Indentures to permit us to enter into interest rate hedging arrangements with a Swap Provider (a) having at the time of entry into the swap (i) a short-term unsecured debt rating of A-1 (reduced from A-1+) or higher by Standard & Poor’s (for the Swap Provider or its guarantor) and (ii) a long-term unsecured debt rating of A2 (reduced from A1) or higher by Moody’s for the Swap Provider or its guarantor, or (b) otherwise approved by a majority of the Board of Directors of Airplanes Limited or the Controlling Trustees of Airplanes U.S. Trust, as applicable, subject to prior Rating Agency Confirmation.

For the reasons described in this Consent Solicitation Statement, the Board of Directors of Airplanes Limited and the Controlling Trustees of Airplanes U.S. Trust, having consulted with Morgan Stanley & Co. Incorporated (“Morgan Stanley”), recommend that the Holders and holders of the Class E Notes consent to the Proposed Amendments.

Purpose of the Proposed Amendments

The purpose of the first Proposed Amendment is to remove certain operational restrictions and thereby enable us to maximize cash flows available to the Noteholders in the current environment.

The purpose of the second Proposed Amendment is to reduce the minimum credit ratings for our swap counterparties to an appropriate level given the current ratings of the Certificates and thereby expand the pool of eligible swap counterparties in order to limit the cost of on-going hedging.

Record Date	5:00 p.m., New York City time on September 3, 2003.

Euroclear/Clearstream Cut-off Date	Certificates held through Euroclear and Clearstream are held through their respective DTC Holders. It is recommended that Holders who hold Certificates through Euroclear and Clearstream systems submit their instructions regarding the Consent Solicitation at least two

Business Days prior to the Expiration Date so that instructions may be received in a timely manner.

Expiration Date	5:00 p.m., New York City time on Friday, September 19, 2003, unless we, in our sole discretion by separate notice, extend the period during which the Solicitation is open to another Expiration Date. The consents and instructions must be given by Holders so as to be received by Mackenzie Partners, Inc., as Tabulation Agent as soon as possible and no later than 5:00 p.m. (New York City time) on the Expiration Date.

Termination of the Solicitation	We expressly reserve the right in our sole discretion, subject to applicable law, to terminate the Solicitation at any time prior to the Expiration Date, for any reason.

Requisite Consents	The Requisite Consents for the Proposed Amendments are the consents of the holders of at least a majority of the principal amount of the outstanding Notes, including the Class E Notes, voting as a single class. As of September 3, 2003, $3,203.9 million of principal amount of the Notes, including the Class E Notes, was outstanding. The Subclass A-6, A-8 and A-9 and Class B, C and D Notes are held by the Pass-Through Trustee who will give consents for these Notes in accordance with the Consents it receives from the holders of the corresponding Subclass A-6, A-8 and A-9 and Class B, C and D Certificates. A majority of the Class E Notes is held by GE Capital which has indicated that it will give its consent to the Proposed Amendments.

Consequences to Non-Consenting Holders	If the Proposed Amendments are adopted, each holder of Certificates and all subsequent holders of Certificates will be bound by the Proposed Amendments whether or not such holder has delivered a Consent.

Consent Procedures	Consent Forms and any required proxies may be sent by registered or certified mail, hand delivery, overnight courier or facsimile (confirmed by telephone). Consent Forms and any required proxies must be delivered to the Tabulation Agent at the address or fax number

(and telephone number for confirmation) set forth on the back cover page of this Consent Solicitation Statement and Consent Form. Only duly executed Consent Forms and any required proxies received by the Tabulation Agent prior to 5:00 p.m., New York City time, on the Expiration Date will count towards determining whether the Requisite Consents have been received.

We anticipate that Cede & Co., as the DTC’s nominee and registered holder of the outstanding Certificates, will execute an omnibus proxy authorizing each Holder shown on its records as having an ownership interest in Certificates on the Record Date through the DTC to vote for the Proposed Amendments with respect to the principal amount of the Certificates shown as held by such Holder on the books of the DTC as of the close of business on the Record Date. Therefore, DTC Holders, rather than the DTC or its nominee, will be entitled to deliver a Consent on behalf of those beneficial owners for which they hold Certificates. Certificates held through Euroclear and Clearstream are held through their respective DTC Holders. It is recommended that Holders who hold Certificates through Euroclear and Clearstream systems submit their instructions regarding the Consent Solicitation at least two Business Days prior to the Expiration Date so that instructions may be received in a timely manner. See “Consent Solicitation” below.

Beneficial owners who possess an interest in the Certificates through a broker, dealer or other nominee Holder must instruct the Holder of such Certificates to deliver a Consent on his or her behalf by completing, signing and dating a Consent Form in accordance with the instructions contained herein and therein and delivering such Consent Form to the Tabulation Agent on such beneficial owner’s behalf. An Instruction Form is included in this Consent Solicitation Statement for this purpose. Beneficial owners who possess an interest in the Certificates through a broker, dealer or other nominee Holder should complete, sign and date such Instruction Form in accordance with the instructions contained in such Instruction Form or as otherwise required by such broker, dealer or other nominee Holder.

Delivery of Consents	The Consent Forms and any required proxies shall be delivered, by registered or certified mail, hand delivery, overnight courier or facsimile (confirmed by telephone), to the Tabulation Agent at:
Mackenzie Partners, Inc. 105 Madison Avenue, 14thFloor, New York, NY 10016 Telephone: (212) 929-5500 Telephone toll-free in U.S.: (800) 322-2885 Fax: (212) 929-0308

Revocation of Consents	A consent and instruction once given may not be revoked.

Pass-Through Trustee	Deutsche Bank Trust Company Americas

Indenture Trustee	Deutsche Bank Trust Company Americas

Administrative Agent	debis AirFinance Financial Services (Ireland) Limited

Servicer	GE Capital Aviation Services Limited

Solicitation Agent	Morgan Stanley & Co. Incorporated Call toll free: (800) 624-1808 Call Collect: (212) 761-1893/(212) 761-1870 Attn: Heather Hammond/Cecilia Park

Information Agent	Mackenzie Partners, Inc. Call toll free: (800) 322-2885 Call Collect: (212) 929-5500

Tabulation Agent	Mackenzie Partners, Inc.

THE PROPOSED AMENDMENTS

     The description of the terms of the Indentures and the Proposed Amendments set forth below is only a summary and is qualified in its entirety by reference to (i) the terms and conditions of the Indentures as currently in effect and (ii) the relevant provisions of the Indentures as proposed to be amended by the Proposed Amendments which we set forth below in “Proposed Amendments to the Indentures.” Holders of the Certificates are urged to read carefully and in its entirety this Consent Solicitation Statement and the aforementioned description of the Proposed Amendments before determining whether to grant a Consent.

Background, Description of the Proposed Amendments and Recommendation

The purpose of the first Proposed Amendment is to remove certain operational restrictions and thereby enable us to maximize cash flows available to the Noteholders in the current environment. The purpose of the second Proposed Amendment is to reduce the minimum credit ratings for our swap counterparties to an appropriate level given the current ratings of the Certificates and thereby expand the pool of eligible swap counterparties in order to limit the cost of on-going hedging.

(i) Background

We have continued to suffer from a difficult business environment. In addition to the downturn in the general economic climate which had already begun, the commercial aviation industry was one of the industries most severely impacted by the terrorist attacks of September 11, 2001. The subsequent military action in Afghanistan, the terrorist attack in Bali and the war in Iraq have all combined to further adversely impact the industry. The recent terrorist attack in Saudi Arabia and the threat of further attacks continues to deter air travel. The Asia-Pacific region which had shown the most resilience in the face of all these events was adversely affected by the outbreak of the Severe Acute Respiratory Syndrome (SARS) virus. Travel to many parts of South East Asia has been radically reduced. The resulting reduction in overall passenger numbers and consequential reduction in flight schedules by airlines has caused a decline in demand for aircraft. Some carriers (including two major US carriers, United Airlines and US Airways), including two of our lessees (one Canadian and one Colombian) together representing 14.86% of our portfolio by appraised value as of January 31, 2003, have filed for bankruptcy, whilst others, including many of our lessees, have suffered large economic losses and continue to face severe financial difficulties. Oversupply of aircraft (including freighter aircraft) has resulted in increased aircraft downtime, aircraft being parked, a decline in the market values of aircraft (especially older technology and less fuel-efficient aircraft or models no longer in production) and lower lease rates throughout the industry. The continued production of new aircraft contributes to the weakening of the lease and sales markets for used aircraft. We have ourselves experienced increased time between redelivery and re-leasing of aircraft as well as a decline in lease rates upon re-leasing and extensions of leases at lower rentals. We have had to restructure a large number of leases, resulting in rental reductions, rental holidays, deferrals and the early return of aircraft. As we have indicated in our periodic reports, our cash flows have suffered significantly as a result of these factors.

We do not expect this market to recover at least in the short-term. Even if the market does recover at some point, it is unlikely that values for older aircraft of the type which make up the bulk of our portfolio will ever recover. Furthermore, we have had to restructure leases for fixed periods in order to keep certain aircraft types on lease. This may result in us not being able to benefit fully even if there were a recovery in the short-term in aircraft lease rates. For example, the three largest operators of the F-100 aircraft (which represent 5.32% of our portfolio as measured by appraised values as of January 31, 2003), US Airways, American Airlines and TAM, are eliminating these aircraft from their fleets, with the result that the aircraft’s value is likely to be permanently impaired. In addition, MD-80s (which represent 13.45% of our portfolio as measured by appraised values as of January 31, 2003) have been withdrawn from production and values continue to decline. Additionally, as aircraft age, their maintenance costs and risk of obsolescence increase and as a result they tend to become less attractive to operate.

In many cases, it may be in our best economic interest to sell an aircraft where the Servicer, GE Capital Aviation Services Limited, has concluded that there is no realistic possibility of leasing the aircraft. However, the Indentures currently restrict our ability to sell aircraft. Sales of an aircraft are generally permitted only if the sales proceeds are at least equal to 105% of the aggregate Outstanding Principal Balance of the Class A to D Notes allocable to that aircraft by reference to the most recent appraised value (the “Note Target Price”). As a result of the market price for aircraft declining at a rate greater than the decrease in the Outstanding Principal Balance of the Class A to D Notes, it is increasingly difficult, if not impossible in some cases, to achieve sales of aircraft at or above Note Target Price. For example, based on the August 15, 2003 Outstanding Principal Balance of the Class A to D Notes, MD-80s have a Note Target Price of approximately $14.3 million each which exceeds their most recent appraised value of approximately $12.6 million each (based on appraised values obtained as of January 31, 2003). MD-11s have a Note Target Price of approximately $55.3 million each which exceeds their most recent appraised value of approximately $48 million (based on appraised values obtained as of January 31, 2003). DC8s have a Note Target Price of approximately $15.9 million, compared to their most recent appraised value of approximately $7.8 million (based on appraised values obtained as of January 31, 2003). We estimate the current market value of each of these aircraft types to be materially lower than their appraised values. Our ability to generate sales of aircraft at or above Note Target Price will further decline as we fall behind the base case assumptions in our offering memorandum dated March 15, 2001 as to our principal repayments. Where the Note Target Price cannot be achieved, sales are subject to, among other conditions, a $50 million annual limit and a $500 million overall limit on the value of the aircraft that can be sold (values determined in each case by the initial appraised value of the aircraft, as assessed at October 31, 1995). The initial appraised values even after the projected depreciation of those initial appraised values are in all cases significantly higher than current appraised values. As we have already utilized the current fiscal year’s (fiscal year ending March 31, 2004) $50 million limit, this Indenture restriction presents a real impediment to the ability of the Servicer to maximize cash flow from the portfolio.

We currently own three MD-11 aircraft (representing 5.95% of our fleet by appraised value as of January 31, 2003). All three aircraft were on lease to a Latin American lessee. The leases were initially due to expire between March and December 2004. However, due to difficult trading conditions for the current lessee which is in arrears, it was agreed with the lessee that all three aircraft would be returned in 2003 and the lessee has now returned one of the aircraft. We are examining all possibilities in respect of the remarketing of the MD-11 aircraft upon their return, including, subject to the restrictions in the Indentures, the possibility of selling the aircraft or of converting them to freighter aircraft. The current market value of these aircraft and the cost of conversion (which would involve substantial cash expenditure) means it is highly unlikely that we would be able to sell or convert these aircraft in a manner which would meet the existing Indenture requirements. We believe that the current market value of the MD-11s is materially lower than their most recent appraised value. Likewise, some of our DC8 and Boeing 737-200A aircraft (representing 7.51% and 1.73%, respectively, of our portfolio as measured by appraised values as of January 31, 2003) are currently non revenue-earning and it would involve significant cash expenditure to put these aircraft into an acceptable releasing condition. In the soft leasing market conditions for these aircraft, it would not be economical to re-lease these aircraft given the necessary significant maintenance cash expenditure. Additionally, the current market value of these aircraft is such that it is highly unlikely that we could sell or scrap the aircraft at prices which would meet Note Target Price. Depending on their initial appraised value, because of the annual limit on sales we may only be able to sell or scrap some of the aircraft after March 31, 2004 and, in some cases, we may never be able to sell or scrap the aircraft, such as in the case of the MD-11s (since their initial appraised values exceed $50 million). Thus we may have no choice but to keep these aircraft on the ground (and incur the costs of storage, maintenance and insurance).

We have identified at least ten aircraft (five DC8-71Fs, two B737-200As, a DHC8-100A, a METRO-III and an A300B4-200) out of a total of 176 aircraft in our portfolio which are not revenue earning and which would be candidates for sale immediately. As noted above, we cannot achieve Note Target Price for these aircraft, and the aircraft have little to no re-lease prospects. In addition to any sales proceeds we may realize, the sales permitted by this Proposed Amendment would also eliminate the need for expenditure in respect of storage, maintenance and insurance with respect to these aircraft.

(ii) Proposed Amendment to the Sales Covenant

The Proposed Amendment to the sales covenant is intended to permit sales of aircraft where the Servicer has concluded that the best economic option for a particular aircraft is a sale, which sale would likely be precluded under the Indentures as currently in force, because of the limitations on sales that may be effected below Note Target Price. This Proposed Amendment will remove the limitations on price described above and remove the requirement that the portfolio, after any sale, meet any lessee, country or regional concentration limitations under Section 5.03(a) of the Indentures. These limitations were in place to restrict us from selling Aircraft in a manner that the Rating Agencies at that time believed could negatively impact their ratings analysis. We agreed to these restrictions at the time the Indentures were executed because, given the aircraft leasing and sale markets at that time and the history of such markets through the date the Indentures were executed, these restrictions were designed to protect the Noteholders from the risk of imprudent sales and sales that were inconsistent with the Noteholders’ investment. However, we believe, for the reasons discussed above, that in the current market and in the market predicted for the foreseeable future, these restrictions now negatively affect and can be expected to continue to negatively affect the cash flows available to Noteholders.

Although the Proposed Amendment would remove certain of the Note Target Price restrictions described above from sales of aircraft, each sale would nevertheless be subject to Board approval. The Board would not ordinarily approve a sale of aircraft unless the Servicer has concluded that the best economic option for a particular aircraft is a sale. Before giving any such recommendation, the Servicer conducts a thorough analysis (which is also presented to and reviewed by the Board) comparing expected cash flows upon a sale against expected cash flows from continued leasing. The Servicer's overall objective in this analysis is to maximize the cash flow generation for the relevant aircraft. This analysis includes a sale versus lease cash flow analysis but also the consideration of other more subjective factors as appropriate.

As stated above, this Proposed Amendment would enable the Servicer to generate cash for us from the sale of aircraft not otherwise permitted under the current terms of the Indentures. It is not possible to predict whether and to what extent any class or subclass of Certificates will benefit from any such additional cash because among other things it will depend on the timing of sales, the total amount of all cash flows generated by us and available for distribution to the holders of Certificates on any Payment Date and where such class or subclass ranks in the order of priority of payments under the Indentures.

Accordingly, this Solicitation seeks consent to amend the Indentures to permit sales of aircraft, engines and parts without reference to the current limitations on sales that may be effected below Note Target Price. The Indentures will, however, require that (a) the Board of Directors of Airplanes Limited or the Controlling Trustees of Airplanes U.S. Trust (such directors and trustees, collectively, the “Board”), as applicable, unanimously confirm that any proposed sale is in the best interests of the relevant Issuer and the Noteholders and (b) all of the consideration received in respect of such sale is in cash.

(iii) Proposed Amendment to Swap Counterparty Requirements

We pursue a hedging policy, which is approved by the Board and the Rating Agencies, to manage our interest rate risks, as described more fully in Item 7A. “Quantitative and Qualitative Disclosures about Market Risks” in our annual report on Form 10-K filed with the US Securities and Exchange Commission on June 30, 2003 (available at its internet site http://www.sec.gov or at http://www.airplanes-group.com). The Indentures require that any swap counterparty (or guarantor thereof) at the time of entry into a swap transaction have minimum credit ratings. These minimum credit ratings are currently an A-1+ short-term unsecured debt rating by Standard & Poor’s and an A1 long-term unsecured debt rating by Moody’s. Since these minimum credit ratings were set, the unsecured debt of many financial institutions, including some which are existing swap counterparties, has been downgraded to below these levels. Each class of rated Certificates has also been downgraded by the Rating Agencies, in some cases significantly—see “Ratings” below. Because the number of eligible counterparties with the requisite ratings has declined it is now proving difficult to find counterparties with these ratings willing to enter into swaps with us and it is likely to be more expensive to enter into swaps if the pool of eligible counterparties diminishes further. Although swap counterparty credit risk is reduced by entering into swaps only with counterparties that have the highest ratings, and reducing this rating requirement could increase swap counterparty credit risk, this Proposed Amendment would be consistent with the original rationale for the required counterparty ratings, namely to ensure that the swaps did not impose credit risk greater than the credit risk on the most senior subclass of Certificates, initially rated AA, but currently rated AA- by Standard & Poor’s, A2 by Moody’s Investors Service and BBB- by Fitch (see “—Ratings” below).

Accordingly, this Solicitation seeks consent to amend the Indentures to lower the required minimum credit ratings on the swap counterparty or its guarantor to an A-1 short-term unsecured debt rating by Standard & Poor’s and an A2 long-term unsecured debt rating by Moody’s. In addition, the Proposed Amendment would build in an element of future flexibility against further changes in circumstances by permitting swaps with counterparties not meeting those ratings requirements if a majority of the Board of Directors of Airplanes Limited or the Controlling Trustees of Airplanes U.S. Trust, as applicable, has approved such counterparties and the Rating Agencies have confirmed that no downgrade or withdrawal of the then current ratings of the Certificates would result from entering into swaps with such counterparties.

Ratings

Set out in the table below are the ratings of our Certificates as of the date of this Solicitation:

Certificate	Outstanding Principal Balance on September 3, 2003	S & P	Fitch	Moody’s (S&P) equivalent)
Subclass A-6	$ 186 million	AA-	BBB-	A2 (A)
Subclass A-8	$ 700 million	A	BB	Baa3 (BBB-)
Subclass A-9	$ 750 million	A	BB	Ba2 (BB)
Class B	$ 232 million	CCC	CCC	Caa2 (CCC)
Class C	$ 350 million	CCC	CCC	Caa3 (CCC-)
Class D	$ 395 million	CCC	CC	Ca (CC)

On June 5, 2003, Standard & Poor’s placed the subclass A-6, A-8 and A-9 Certificates on negative outlook. This outlook action was unrelated to the Proposed Amendments.

(iv) Recommendation

The Board, having consulted with Morgan Stanley, recommends that the Holders and holders of the Class E Notes consent to the Proposed Amendments. GE Capital, holder of a majority of the Class E Notes, has indicated that it will consent to the Proposed Amendments.

THE CONSENT SOLICITATION

General

We are soliciting consents in favor of the Proposed Amendments from Holders of Certificates as of the Record Date, upon the terms and subject to the conditions set forth in this Consent Solicitation Statement to the Proposed Amendments and in the enclosed Consent Form.

The Solicitation will expire at 5:00 p.m., New York City time, on Friday, September 19, 2003, unless extended by us. Consents may not be revoked once given.

The Certificates are currently held through the DTC, Euroclear and Clearstream, Luxembourg. Global certificates representing the Certificates are registered in the name of Cede & Co., as the nominee for the DTC, and deposited with Deutsche Bank Trust Company Americas, as custodian for the DTC (the “DTC Custodian”). Each of the DTC, Euroclear and Clearstream have issued electronic book-entry interests (“Book-Entry Interests”) in the Certificates to the banks, brokers, custodians, nominees and other financial institutions (the “DTC Holders”) who hold those Book-Entry Interests on behalf of their customers, the ultimate beneficial holders of interests in the Certificates.

Only Holders at 5:00 p.m., New York City time on September 3, 2003 (the “Record Date”) are eligible to give the consents and instructions set forth below by completing the attached Consent Form and delivering such form to the Tabulation Agent in accordance with the instructions contained in the Consent Form and this Consent Solicitation Statement.

Holders, if they do not hold the Certificates for their own account, will need to obtain instructions from their customers who are the beneficial owners of those Certificates as to whether to give the consents and instructions described below. All Holders who wish to consent to the Proposed Amendments must complete, sign and date a Consent Form in accordance with the instructions contained herein and therein.

A beneficial owner of the Certificates held in the name of a custodian, broker, dealer or other nominee Holder must deliver an Instruction Form to such custodian, broker, dealer or other nominee Holder in the time and manner specified in such Instruction Form or as otherwise required by such broker, dealer or other nominee Holder if such beneficial owner desires to give consents and instructions in respect of those Certificates pursuant to this Consent Solicitation Statement. To deliver a Consent, a beneficial owner of the Certificates should complete and sign the Instruction Form enclosed with this Consent Solicitation Statement and deliver it to the Holder through which it holds such beneficial interest in the Certificates. In addition, beneficial owners who currently own an interest in Certificates, but did not own such interest in Certificates on the Record Date, must also deliver a proxy (in a form acceptable to the custodian, broker, dealer or other nominee Holder through which it holds its interest) from the beneficial owners who held such Certificates on the Record Date.

Beneficial owners desiring to complete their Instruction Form in respect of their interests in the Certificates pursuant to this Consent Solicitation Statement should allow sufficient time for completion of the Applicable Procedures during the normal business hours of the DTC, Euroclear or Clearstream or the relevant custodian, broker, dealer or other nominee Holder through which it holds its interest, as applicable, within the periods specified by this Consent Solicitation Statement.

A consent will not be valid unless a duly executed Consent Form (and proxy, if required) is delivered to the Tabulation Agent at the address on the back cover page of this Consent Solicitation Statement prior to 5:00 p.m., New York City time, on the Expiration Date in accordance with the instructions in this Consent Solicitation Statement and the accompanying Consent Form. Consent Forms must be sent to the Tabulation Agent at the address found on the back cover page of this Consent Solicitation Statement. Only the Consent Form (and proxy, if required) should be sent to the Tabulation Agent.

Consent Fee

There will be no consent fee paid by us to the Holders of Certificates or Class E Noteholders in connection with obtaining their Consents to the Proposed Amendments described in this Consent Solicitation Statement.

Consent Procedures

Form Requirements

Persons shown in the records maintained by the Pass-Through Trustee as holders of the Certificates as of 5:00 p.m., New York City time as of the Record Date who wish to consent to the Proposed Amendments must complete, sign and date a Consent Form in accordance with the instructions contained herein and therein.

Persons who currently hold Certificates, but are not shown in the records maintained by the Pass-Through Trustee as holders of the Certificates as of 5:00 p.m., New York City time as of the Record Date, and who wish to consent to the Proposed Amendments must complete, sign and date a Consent Form, accompanied by a proxy (in a form acceptable to the Tabulation Agent) executed by the Holder from whom such person obtained the Certificates. The Consent Form (including the proxy) must be completed, signed and dated in accordance with the instructions contained herein and therein. In addition, beneficial owners who currently own an interest in Certificates, but did not own such interest in Certificates on the Record Date, must also deliver a proxy (in a form acceptable to the custodian, broker, dealer or other nominee Holder through which it holds its interest) from the beneficial owners who held such Certificates on the Record Date.

The signature(s) of the Holder(s) and the person(s) who currently hold Certificates, but are not shown in the records maintained by the Pass-Through Trustee as holders of the Certificates as of 5:00 p.m., New York City time as of the Record Date, must correspond with the name(s) as contained in such records or the proxy, as the case may be, without alteration or change whatsoever.

If any of the Certificates with respect to which a Consent is delivered are held by two or more persons, all such persons must sign the applicable Consent Form. If any of the Certificates with respect to which a Consent is delivered is held by a person who obtained such Certificates from two or more Holders, all such Holders must sign the applicable proxy. If any signature is by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit proper evidence satisfactory to the Tabulation Agent and the Pass-Through Trustee of such person’s authority to so act, it being expressly understood that the Pass-Through Trustee may rely solely on the determination of the Tabulation Agent.

Beneficial owners who possess an interest in the Certificates through a broker, dealer or other nominee Holder must instruct the Holder of such Certificates to deliver a Consent on his or her behalf by completing, signing and dating a Consent Form in accordance with the instructions contained herein and therein and delivering such Consent Form to the Tabulation Agent on such beneficial owner’s behalf. An Instruction Form is included in this Consent Solicitation Statement for this purpose. Beneficial owners who possess an interest in the Certificates through a broker, dealer or other nominee Holder should complete, sign and date such Instruction Form in accordance with the instructions contained in such Instruction Form or as otherwise required by such broker, dealer or other nominee Holder.

Delivery Requirements

Consent Forms and any required proxies may be sent by registered or certified mail, hand delivery, overnight courier or facsimile (confirmed by telephone). Consent Forms and any required proxies must be delivered to the Tabulation Agent at the address or fax number (and telephone number for confirmation) listed in this Consent Solicitation Statement and Consent Form, not to us, the Solicitation Agent, the Information Agent or the Pass-Through Trustee. Only duly executed Consent Forms and any required proxies received by the Tabulation Agent prior to 5:00 p.m., New York City time, on the Expiration Date will count towards determining whether the Requisite Consents have been received.

It is recommended that Holders who hold Certificates through Euroclear and Clearstream systems submit their instructions regarding the Consent Solicitation at least two Business Days prior to the Expiration Date so that instructions may be received in a timely manner.

Incomplete Forms; Interpretation of Forms and Other Documents:

If a Consent relates to fewer than all the Certificates held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in integral multiples of $1,000) of such Certificates to which the Consent relates. If no aggregate principal amount is provided on the Consent Form with respect to the Certificates, the Holder will be deemed to have given a Consent with respect to the entire aggregate principal amount of the Certificates which is held by such Holder. If the “For” box is not marked with respect to any class or subclass of Certificates on an executed Consent Form, the executing Holder will be deemed to have given a Consent (i.e., voted “For” the Proposed Amendments) with respect to the aggregate principal amount of such class or subclass of the Certificates which it specified on the Consent Form or, if a Holder does not specify an aggregate principal amount on an executed Consent Form, with respect to the entire aggregate principal amount of such class or subclass of the Certificates which is held by such Holder as of the Record Date.

All questions as to the validity (including time of receipt), form, eligibility and acceptance of a Consent or proxy will be determined by us in our sole discretion, and that determination will be conclusive and binding on all parties. We reserve the right to reject any and all Consent Forms or proxies not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the right to (i) waive any defect or irregularity in the delivery of any Consent or proxy, provided that we may not waive any such defect or irregularity that would violate the provisions of the Indentures or (ii) require that such irregularities be cured within such time as we determine. None of us, the Solicitation Agent, the Pass-Through Trustee, the Indenture Trustee, the Administrative Agent, the Tabulation Agent, the Information Agent, any of our or their respective affiliates, nor any other person shall have any responsibility to give notification of any defects or irregularities with respect to any Consent or proxy, nor shall any of us incur any liability for failure to give such notification.

Our interpretation of the terms and conditions of the Consent Solicitation (including the Consent Form and the instructions thereto) will be conclusive and binding on all parties.

Instructions

The instructions referred to above are as follows:

  To instruct the relevant Holder to give the consents and instructions to Mackenzie Partners, Inc., as Tabulation Agent, on behalf of Deutsche Bank Trust Company Americas, as Pass-Through Trustee, and irrevocably appoint the Tabulation Agent as its agent for purposes of delivering the consents and instructions to Deutsche Bank Trust Company Americas, as Pass-Through Trustee and for Deutsche Bank Trust Company Americas, as Pass-Through Trustee to give consents and instructions to Deutsche Bank Trust Company Americas, as Indenture Trustee with respect to the Notes held by it in the same proportion as the Certificates of the corresponding class or subclass were actually consented to by the relevant Holder.

  To authorize and instruct Deutsche Bank Trust Company Americas, as Indenture Trustee, to confirm to the Board that it has received certification as to the Requisite Consents from the Tabulation Agent, if and when the Requisite Consents have been received by the Indenture Trustee.

Such instructions must be given by Holders to Mackenzie Partners, Inc., as Tabulation Agent, on behalf of Deutsche Bank Trust Company Americas, as Pass-Through Trustee, so as to be received as soon as possible and no later than 5:00 p.m. (New York City time) on

Friday, September 19, 2003, unless we, in our sole discretion by separate notice, extend the period during which the Solicitation is open (the “Expiration Date”).

A consent and instruction once given may not be revoked.

Effective Date

As soon as practicable after the Expiration Date, the Tabulation Agent will notify the Rating Agencies, the Class E Noteholders and Deutsche Bank Trust Company Americas, as Pass-Through Trustee, who will promptly notify the holders of the Certificates, whether the Requisite Consents have been received by it. Such notice to holders of the Certificates will be delivered through the DTC, Euroclear and Clearstream in accordance with the Pass-Through Trust Agreement.

As soon as practicable after the Expiration Date has expired and Deutsche Bank Trust Company Americas, as Indenture Trustee, has received instructions from the Holders of at least a majority of the principal amount of the Notes, including the Class E Notes, outstanding on the Record Date, Deutsche Bank Trust Company Americas, as Indenture Trustee, will execute and deliver a supplement to each Indenture (each, an “Indenture Supplement”) in the respective forms approved by the Board, together with any other documents related thereto necessary to effect the Proposed Amendments.

If the Indenture Trustee has received the Requisite Consents and the Proposed Amendments become effective (subject to the execution and delivery of the Indenture Supplements by us and the Indenture Trustee), the Proposed Amendments to the Indentures will be binding upon each holder of Certificates and each Class E Noteholder, regardless of whether or not such holder delivered its consent.

Requisite Consents

The Requisite Consents for the Proposed Amendments are the consents of the holders of at least a majority of the principal amount of the outstanding Notes, including the Class E Notes, voting as a single class. As of September 3, 2003, $3,203.9 million of principal amount of the Notes, including the Class E Notes, was outstanding. The Subclass A-6, A-8 and A-9 and Class B, C and D Notes are held by the Pass-Through Trustee who will give consents for these Notes in accordance with the Consents it receives from the Holders of the corresponding Subclass A-6, A-8 and A-9 and Class B, C and D Certificates. A majority of the Class E Notes is held by GE Capital. GE Capital has indicated that it will consent to the Proposed Amendments.

Extensions; Amendments; Termination

We reserve the right to extend the Solicitation at any time and from time to time by giving oral (confirmed in writing) or written notice to the Indenture Trustee, Pass-Through Trustee and the DTC Custodian no later than 5:00 p.m., New York City time, on or before the next Business Day after the previously announced Expiration Date. Any such extension will be followed as promptly as practicable by notice thereof by press release or other public announcement (or by written notice to the Holders of Certificates and Class E Noteholders) of the new Expiration Date. In the event of any such extension of the applicable Expiration Date, all Consents shall remain valid until the date and time to which the Expiration Date is so extended. An extension of the Expiration Date shall be effective if we give oral or written notice thereof to the Tabulation Agent no later than 9:00 a.m., followed by a press release or other public announcement no later than 2:00 p.m., New York City time, on the immediately following Business Day. We may extend the Consent Solicitation on a daily basis or for such specified period of time as we determine in our sole discretion.

We expressly reserve the right for any reason (i) to terminate the Solicitation at any time prior to the Expiration Date by giving written notice of such termination to the Indenture Trustee and the DTC Custodian and (ii) not to extend the Solicitation beyond any Expiration Date. Any such action by us will be followed as promptly as practicable by notice thereof by press release or other public announcement (or by written notice to the Holders of Certificates and Class E Noteholders).

We expressly reserve the right to modify, at any time or from time to time, the terms of the Solicitation and the Proposed Amendments in any manner we deem necessary or advisable. We will not be obligated to deliver notice of such modification to the Holders of Certificates and the Class E Noteholders prior to 5:00 p.m. New York City time on the Expiration Date. Consents given prior to such modifications will remain valid and effective and will constitute Consents to the Proposed Amendments, as so modified, provided that Airplanes Group has determined that the substance of such modified Proposed Amendments is consistent with that of the Proposed Amendments in respect of which the Consents were originally granted.

However, if any modifications to the Proposed Amendments are substantive, then we will grant the holders of Certificates and Class E Notes who consented prior to such modification the ability to withdraw or revoke their consent. If this occurs, we will distribute an amendment to this Consent Solicitation Statement which will provide the Proposed Amendments as modified and describe procedures that may be used by holders of Certificates and Class E Notes to withdraw or revoke their consent if they choose to do so as a result of such modifications.

THE AGENTS

We have retained Morgan Stanley as Solicitation Agent. Morgan Stanley owns directly or indirectly a substantial amount of the outstanding Certificates, including Certificates in classes that may benefit from sales of Aircraft below the Note Target Price, and, in its capacity as a market maker and otherwise, may from time to time buy and sell Certificates. In addition, an affiliate of Morgan Stanley acts as a Swap Provider. Though no longer eligible to enter into new swaps with us, if sufficient consents are received in favor of the Proposed Amendments, Morgan Stanley and its affiliates may again be eligible to enter into new swaps with us. The Solicitation Agent will solicit Consents, and will be available to respond to inquiries of Holders. The Solicitation Agent will receive a fee for its services of up to $1.75 million, most of which is conditional on the success of this Solicitation, plus reimbursement for its reasonable out-of-pocket expenses.

Mackenzie Partners, Inc. has been retained as Information Agent and Tabulation Agent in connection with the Solicitation. The Information Agent’s duties include distribution of this Consent Solicitation Statement to holders of Book-Entry Interests in the Certificates and other related activities, and it will receive a fee for its services plus reimbursement of reasonable out-of-pocket expenses.

Questions concerning the Solicitation should be directed to the Solicitation Agent and requests for additional copies of this Consent Solicitation Statement or the Consent and Instruction Form should be directed to the Information Agent, at the addresses and telephone numbers set forth on the attached Consent and Instruction Form.

We have not authorized either the Information Agent or the Solicitation Agent to give any information or make any representations in connection with this Solicitation other than those contained in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized.

EXPENSES

We will bear the expenses of preparing, printing and mailing this Consent Solicitation Statement, including any exhibits, and the accompanying Consent Form including its legal, accounting and other expenses in connection with the Solicitation.

In addition to the use of mails, Consents may be solicited by the Administrative Agent, the Information Agent and the Solicitation Agent in person or by telephone or other means of communication. The Administrative Agent will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with the Solicitation.

No fees will be paid by us to the Holders of Certificates or Class E Noteholders in connection with obtaining their Consents to the Proposed Amendments described in this Consent Solicitation Statement.

Other than the Solicitation Agent and Information Agent, no commission or other remuneration will be paid to any broker, dealer, salesman or other person for soliciting Consents. Brokers, dealers, commercial banks and trust companies will be reimbursed for reasonable out-of-pocket expenses incurred by them in forwarding Solicitation materials to their customers.

AIRPLANES LIMITED and
AIRPLANES U.S. TRUST
September 5, 2003

PROPOSED AMENDMENTS TO THE INDENTURES

Proposed text

The Indentures are proposed to be amended to read as set forth below.

(i) Section 5.02(g)

     “(g) Limitation on Aircraft Sales. The Issuer shall not, and shall not permit any Issuer Subsidiary to, sell, transfer or otherwise dispose of any Aircraft or any interest therein.

     Notwithstanding the foregoing, the Issuer and any Issuer Subsidiary shall be permitted to sell, transfer or otherwise dispose of, directly or indirectly, (a) any Engine or Part or (b) one or more Aircraft or an interest therein (i) pursuant to a Purchase Option or other agreements of a similar character existing on the Closing Date, (ii) within or among the Issuer and the Issuer Subsidiaries without limitation, and among the Issuer and/or any Issuer Subsidiary and any other Airplanes Group Member; provided that no such sale, transfer or disposition shall be made other than to the Issuer or any Issuer Subsidiary if such sale, transfer or other disposition would materially adversely affect the Noteholders, (iii) pursuant to any Aircraft Agreement; provided that (x) the Board unanimously confirms that such sale is in the best interests of the Issuer and the Noteholders, and (y) all of the consideration received in respect of such sale shall be in cash or (iv) pursuant to receipt of insurance proceeds in connection with an event of loss; provided, however, that this Section 5.02(g) shall not apply to any sale, transfer or other disposition of any Aircraft or any interest therein effected as part of a single transaction providing for the redemption or defeasance of the Notes in accordance with the terms thereof as described under Section 3.10 and Article XI, respectively, hereof.

     The “Note Target Price” means, in respect of any Aircraft, an amount equal to 105% of the aggregate Outstanding Principal Balance of the A-D Airplanes Group Notes allocable to such Aircraft on the date of the sale agreement or purchase option granting date, as the case may be. On any date, the Outstanding Principal Balance of A-D Airplanes Group Notes allocable to an Aircraft shall equal the product of (i) (A) the Adjusted Base Value of such Aircraft divided by (B) the Adjusted Portfolio Value and (ii) the aggregate Outstanding Principal Balance of the A-D Airplanes Group Notes, in each case on the most recent Payment Date.1

     “Aircraft Agreement” means any lease, sublease, conditional sale agreement, hire purchase agreement or other agreement (other than an agreement for sale not providing for possession by the purchaser, or an agreement relating to maintenance, modification or repairs) or any purchase option granted to a Person other than the Issuer or any Issuer Subsidiary to purchase an Aircraft pursuant to a purchase option agreement, in each case pursuant to which any Person acquires or is entitled to acquire legal title, or the economic benefits of ownership of, such Aircraft.

(ii) Section 9.05(a).

     Swap Providers. (a) The Issuer may enter into one or more Swap Agreements from time to time; provided, however, that, at the time that the Issuer enters into a Swap Agreement with such Swap Provider, (i) the short-term unsecured debt obligations of each Swap Provider must be rated A-1 or higher by Standard & Poor's and (ii) the long-term unsecured debt obligations of such Swap Provider must be rated A2 or higher by Moody's, unless (x) the obligations of such Swap Provider under the Swap Agreement to which it is a party are guaranteed pursuant to a guarantee (each, a "Swap Guarantee") by a Person whose short- and long-term unsecured debt obligations are so rated or (y) a majority of the Board shall have otherwise approved the entry into such Swap Agreement with such Swap Provider and the Issuer shall have received Rating Agency Confirmation in respect of entry into such Swap Agreement; and provided, further, that as a condition to entering any such Swap Agreement, each Swap Provider must have agreed to be bound by Section 3.08 and Article X hereof.

1This paragraph will be moved to Article 1 “Definitions” of the Indentures, in the correct alphabetical order.

Changes from current text

     The current text of the Indentures are reproduced below marked to show changes that would be effected by the Proposed Amendments. Insertions are highlighted by bold underlined text and deletions by bold struck-through text.

(i) Section 5.02(g)

     “(g) Limitation on Aircraft Sales. The Issuer shall not, and shall not permit any Issuer Subsidiary to, sell, transfer or otherwise dispose of any Aircraft or any interest therein.

     Notwithstanding the foregoing, the Issuer and any Issuer Subsidiary shall be permitted to sell, transfer or otherwise dispose of, directly or indirectly, (a) any Engine or Part or (b) one or more Aircraft or an interest therein (i) pursuant to a Purchase Option or other agreements of a similar character existing on the Closing Date, (ii) within or among the Issuer and the Issuer Subsidiaries without limitation, and among the Issuer and/or any Issuer Subsidiary and any other Airplanes Group Member; provided that no such sale, transfer or disposition shall be made other than to the Issuer or any Issuer Subsidiary if such sale, transfer or other disposition would materially adversely affect the Noteholders, (iii) pursuant to any Aircraft Agreement; provided that (x) the Board unanimously confirms that such sale is in the best interests of the Issuer and the Noteholders, and (y) all of the consideration received in respect of such sale shall be in cash ~~such sale does not result in an Event of Default under Section 5.03(a) hereof and the net present value of the cash Net Sale Proceeds is not less than the Note Target Price,~~ or (iv) pursuant to receipt of insurance proceeds in connection with an event of loss ~~or (v) having an aggregate Initial Appraised Value of no more than $50,000,000 per annum and no more than $500,000,000 in the aggregate, in each case for Airplanes Group taken as a whole, from the Closing Date until the termination of this Indenture by its terms; provided that (x) the Board unanimously confirms that each such sale is in the best interests of the Issuer and the Noteholders, (y) all of the consideration received in respect of such sale shall be in cash and (z) such sale does not result in an Event of Default under Section 5.03(a) hereof~~; provided, however, that this Section 5.02(g) shall not apply to any sale, transfer or other disposition of any Aircraft or ~~of~~ any interest therein effected as part of a single transaction providing for the redemption or defeasance of the Notes in accordance with the terms thereof as described under Section 3.10 and Article XI, respectively, hereof.

     ~~For the purpose of this Section 5.02(g), the net present value of the cash Net Sale Proceeds of any sale, transfer or other disposition of any Aircraft shall mean the present value of all payments received or to be received by the Issuer or any Issuer Subsidiary from the date of execution or option granting date, as the case may be, of the relevant Aircraft Agreement through and including the date of transfer of title to such Aircraft, discounted back to the date of execution or option granting date, as the case may be, of such Aircraft Agreement at the weighted average cost of funds of Airplanes Group (based on the cost of funds on the Payment Date immediately preceding such date (excluding for such purpose any interest paid or accrued on the Class E Notes other than Class E Note Minimum Interest Amount, but taking into account any Swap Agreements)).~~

     The “Note Target Price” means, in respect of any Aircraft, an amount equal to 105% of the aggregate Outstanding Principal Balance of the A-D Airplanes Group Notes allocable to such Aircraft on the date of the sale agreement or purchase option granting date, as the case may be. On any date, the Outstanding Principal Balance of A-D Airplanes Group Notes allocable to an Aircraft shall equal the product of (i) (A) the Adjusted Base Value of such Aircraft divided by (B) the Adjusted Portfolio Value and (ii) the aggregate Outstanding Principal Balance of the A-D Airplanes Group Notes, in each case on the most recent Payment Date.2

     “Aircraft Agreement” means any lease, sublease, conditional sale agreement, hire purchase agreement or other agreement (other than an agreement for sale not providing for possession by the purchaser, or an agreement relating to maintenance, modification or repairs) or any purchase option granted to a Person other than the Issuer or any Issuer Subsidiary to purchase an Aircraft pursuant to a purchase option agreement, in each case pursuant to

2This paragraph will be moved to Article 1 “Definitions” of the Indentures, in the correct alphabetical order.

which any Person acquires or is entitled to acquire legal title, or the economic benefits of ownership of, such Aircraft.

     ~~“Net Sale Proceeds” means, with respect to any sale or other disposition of any assets, the aggregate amount of cash received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with such transaction after deducting therefrom (without duplication) (a) reasonable and customary brokerage commissions and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof”~~3

(ii) Section 9.05(a).

     Swap Providers. (a) The Issuer may enter into one or more Swap Agreements from time to time; provided, however, that, at the time that the Issuer enters into a Swap Agreement with such Swap Provider, (i) the short-term unsecured debt obligations of each Swap Provider must be rated ~~at least~~ A-1 ~~A-1+~~ or higher by Standard & Poor's and (ii) the long-term unsecured debt obligations of such Swap Provider must be rated ~~A1~~ A2 or higher by Moody's, unless (x) the obligations of such Swap Provider under the Swap Agreement to which it is a party are guaranteed pursuant to a guarantee (each, a "Swap Guarantee") by a Person whose short- and long-term unsecured debt obligations are so rated or (y) a majority of the Board shall have otherwise approved the entry into such Swap Agreement with such Swap Provider and the Issuer shall have received Rating Agency Confirmation in respect of entry into such Swap Agreement; and provided, further, that as a condition to entering any such Swap Agreement, each Swap Provider must have agreed to be bound by Section 3.08 and Article X hereof.

3The corresponding definition cross-referring to this paragraph in Article 1 “Definitions” of the Indentures will be deleted.

Any questions concerning the terms of the Solicitation may be directed to the Solicitation Agent.

The Solicitation Agent for the Solicitation is:

MORGAN STANLEY
Liability Management Group
1585 Broadway, Second Floor
New York, New York 10036
Call toll free: (800) 624-1808
Call Collect: (212) 761-1893/(212) 761-1870
Attn: Heather Hammond/Cecilia Park

The Tabulation Agent and Information Agent for the Solicitation is:

Mackenzie Partners, Inc.
105 Madison Avenue, 14th Floor
New York, NY 10016
(212) 929-5500
(800) 322-2885
Fax: (212) 929-0308

Consent Forms and any required proxies may be sent by registered or certified mail, hand delivery, overnight courier or facsimile (confirmed by telephone) to the address listed immediately above for the Tabulation Agent. Consent Forms and any required proxies must be delivered to the Tabulation Agent at the address or fax number (and telephone number for confirmation) set forth immediately above for the Tabulation Agent.

     Any requests for assistance in filling out and delivering Consents or requests for additional copies of this Consent Solicitation Statement or the Consent and Instruction Form may be directed to the Information Agent. A holder of Certificates may also contact such Holder’s broker dealer, commercial bank or trust company or nominee for assistance concerning the Solicitation.

INSTRUCTION FORM FOR BENEFICIAL OWNERS

Airplanes Pass Through Trust

Solicitation of Consents Relating to its Pass-Through Certificates Each Representing a Fractional
Undivided Beneficial Interest in Corresponding Notes Issued and Cross-Guaranteed by

Airplanes Limited and  Airplanes U.S. Trust

     The aggregate principal amount of each class and subclass of Certificates (collectively, the “Certificates”), as well as the Class E Notes, outstanding under the Pass-Through Trust Agreement and the Indentures as of September 3, 2003 and the related CUSIP and ISIN Nos. are set forth below:

Cusip No.	ISIN No.	Description	Aggregate Principal Amount Outstanding (on 9/3/03)

009451AJ4	US009451AJ46	Subclass A-6 Pass-through Certificates	$ 186 million
009451AL9	US009451AL91	Subclass A-8 Pass-through Certificates	$ 700 million
009451AP0	US009451AP06	Subclass A-9 Pass-through Certificates	$ 750 million
009451AM7	US009451AM74	Class B Pass-through Certificates	$ 232 million
009451AG0	US009451AG07	Class C Pass-through Certificates	$ 350 million
009451AH8	US009451AH89	Class D Pass-through Certificates	$ 395 million
–	–	Class E Notes	$ 591 million

Pursuant to the
Consent Solicitation Statement dated September 5, 2003

THE CONSENTS MUST BE GIVEN BY BENEFICIAL OWNERS SO THAT THE CUSTODIAN, BROKER, DEALER OR OTHER NOMINEE HOLDER THROUGH WHICH THEY HOLD THEIR BENEFICIAL INTEREST CAN SEND CONSENT FORMS SO AS TO BE RECEIVED BY MACKENZIE PARTNERS, INC., AS TABULATION AGENT, AT THE ADDRESS OR FACSIMILE (CONFIRMED BY TELEPHONE) SET FORTH BELOW, AS SOON AS POSSIBLE AND NO LATER THAN 5:00 P.M. (NEW YORK CITY TIME) ON FRIDAY, SEPTEMBER 19, 2003, UNLESS AIRPLANES GROUP, IN ITS SOLE DISCRETION BY SEPARATE NOTICE, EXTENDS THE PERIOD DURING WHICH THE SOLICITATION IS OPEN (THE “EXPIRATION DATE”).

To Our Clients,

This material is being forwarded to you as the beneficial owner of Certificates carried by us for your account or benefit but not registered in your name. We are the Holder of the Certificates for your account and a Consent can only be given by us as the Holder and only if you so instruct us. The Consent Form is furnished to you for your information only and cannot be used by you to consent with respect to your Certificates. We request that you execute and deliver to us this Instruction Form indicating whether you wish us to execute and deliver a Consent with respect to your Certificates.

If you wish to have us execute and deliver a Consent with respect to your Certificates, please so instruct us by completing, executing, detaching and returning to us this Instruction Form. If you authorize us to consent to the Proposed Amendments, we will consent with respect to ALL your Certificates FOR the Proposed Amendments.

The enclosed Consent Solicitation Statement does not constitute a solicitation of Consent in any jurisdiction in which, or from any person from whom, it is unlawful to make such a solicitation.

To consent to the Proposed Amendments as set out in the attached Consent Solicitation Statement, please complete this Instruction Form, and deliver this Form to us. Please direct any questions you may have concerning completion of this Form to Simon Coope at the Information Agent, telephone: (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

INSTRUCTION FORM
WITH RESPECT TO DELIVERY OF CONSENTS
IN CONNECTION WITH THE SOLICITATION
(To be used if you wish us to execute and deliver a Consent on your behalf)

To be completed only by Beneficial Owners:

To: ______________________________
      (Fill in name of Holder of Certificates)

     The undersigned acknowledge(s) receipt of your letter and the enclosed Consent Solicitation Statement dated September 5, 2003 (the “Consent Solicitation Statement”) and the Consent Form in connection with the solicitation of consents by the Airplanes Pass Through Trust relating to its Pass-Through certificates each representing a fractional undivided beneficial interest in corresponding notes issued and cross-guaranteed by Airplanes Limited and Airplanes U.S. Trust.

AUTHORIZATION TO CONSENT –– This will instruct you to execute and deliver a Consent (as defined in the Consent Solicitation Statement) with respect to the entire aggregate principal amount of Certificates held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement.

If the undersigned checks the box for an “Authorization to Consent” above, you instruct us to give a Consent to the Proposed Amendments, which would, as described more fully in the Consent Solicitation Statement:

(1) amend certain provisions of the Indentures to permit Airplanes Group to sell aircraft, engines or parts pursuant to any Aircraft Agreement (as defined in the Indentures) without a minimum sales price, without limitation on the value of aircraft that can be sold annually or in the aggregate and without any requirement that after any sale the portfolio meets any lessee, country or regional concentration limitations so long as (a) the Board of Directors of Airplanes Limited or the Controlling Trustees of Airplanes U.S. Trust, as applicable, has unanimously confirmed that such sale is in the best interests of the relevant Issuer and the Noteholders, and (b) all the consideration received in respect of such sale is in cash; and

(2) amend certain provisions of the Indentures to permit Airplanes Group to enter into interest rate hedging arrangements with a Swap Provider having at the time of entry into the swap (i) a short-term unsecured debt rating of A-1 (reduced from A-1+) or higher by Standard & Poor’s (for the Swap Provider or its guarantor) and (ii) a long-term unsecured debt rating of A2 (reduced from A1) or higher by Moody’s for the Swap Provider or its guarantor, or otherwise approved by a majority of the Board of Directors of Airplanes Limited or the Controlling Trustees of Airplanes U.S. Trust, as applicable, subject to prior Rating Agency Confirmation.

________________________________ Full Name of Beneficial Owner(s) (Please Print)	Dated: ______________________2003

_______________________________ By: Title:	_________________________________ Address _________________________________

A Consent and instruction once given may not be revoked. Airplanes Group, in its sole discretion, by separate notice is permitted to extend the period during which the Solicitation (as defined in the Consent Solicitation Statement) remains open.

CONSENT FORM FOR HOLDERS

Airplanes Pass Through Trust

Solicitation of Consents Relating to its Pass-Through Certificates Each Representing a Fractional Undivided Beneficial Interest in Corresponding Notes Issued and Cross-Guaranteed by

Airplanes Limited and  Airplanes U.S. Trust

     The aggregate principal amount of each class and subclass of Certificates (collectively, the “Certificates”), as well as the Class E Notes, outstanding under the Pass-Through Trust Agreement and the Indentures as of September 3, 2003 and the related CUSIP and ISIN Nos. are set forth below:

Cusip No.	ISIN No.	Description	Aggregate Principal Amount Outstanding (on 9/3/03)

009451AJ4	US009451AJ46	Subclass A-6 Pass-through Certificates	$ 186 million
009451AL9	US009451AL91	Subclass A-8 Pass-through Certificates	$ 700 million
009451AP0	US009451AP06	Subclass A-9 Pass-through Certificates	$ 750 million
009451AM7	US009451AM74	Class B Pass-through Certificates	$ 232 million
009451AG0	US009451AG07	Class C Pass-through Certificates	$ 350 million
009451AH8	US009451AH89	Class D Pass-through Certificates	$ 395 million
–	–	Class E Notes	$ 591 million

Pursuant to the
Consent Solicitation Statement dated September 5, 2003

THE CONSENTS MUST BE GIVEN BY HOLDERS SO AS TO BE RECEIVED BY MACKENZIE PARTNERS, INC., AS TABULATION AGENT, AT THE ADDRESS OR FACSIMILE (CONFIRMED BY TELEPHONE) SET FORTH BELOW, AS SOON AS POSSIBLE AND NO LATER THAN 5:00 P.M. (NEW YORK CITY TIME) ON FRIDAY, SEPTEMBER 19, 2003, UNLESS AIRPLANES GROUP, IN ITS SOLE DISCRETION BY SEPARATE NOTICE, EXTENDS THE PERIOD DURING WHICH THE SOLICITATION IS OPEN (THE “EXPIRATION DATE”).

The Tabulation Agent and Information Agent for the Solicitation is:

Mackenzie Partners, Inc.
105 Madison Avenue, 14th Floor
New York, NY 10016
(212) 929-5500
(800) 322-2885
Fax: (212) 929-0308

To consent to the Proposed Amendments as set out in the attached Consent Solicitation Statement, please complete this Consent Form and deliver it to the Tabulation Agent. Please direct any questions you may have concerning completion of this Consent Form to Simon Coope at the Information Agent, telephone: (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

PLEASE COMPLETE THE FOLLOWING TABLE

Aggregate principal amount as of September 3, 2003 of Subclass A-6 Pass-through Certificates owned by account with respect to which a Consent is given* CUSIP No. 009451AJ4, ISIN No. US009451AJ46	$ .........................FOR ☐
Aggregate principal amount as of September 3, 2003 of Subclass A-8 Pass-through Certificates owned by account with respect to which a Consent is given* CUSIP No. 009451AL9, ISIN No. US009451AL91	$ .........................FOR ☐
Aggregate principal amount as of September 3, 2003 of Subclass A-9 Pass-through Certificates owned by account with respect to which a Consent is given* CUSIP No. 009451AP0, ISIN No. US009451AP06	$ .........................FOR ☐
Aggregate principal amount as of September 3, 2003 of Class B Pass-through Certificates owned by account with respect to which a Consent is given* CUSIP No. 009451AM7, ISIN No. US009451AM74	$ .........................FOR ☐
Aggregate principal amount as of September 3, 2003 of Class C Pass-through Certificates owned by account with respect to which a Consent is given* CUSIP No. 009451AG0, ISIN No. US009451AG07	$ .........................FOR ☐
Aggregate principal amount as of September 3, 2003 of Class D Pass-through Certificates owned by account with respect to which a Consent is given* CUSIP No. 009451AH8, ISIN No. US009451AH89	$ .........................FOR ☐
* If no aggregate principal amount is provided above with respect to the Certificates, you will be deemed to have given a Consent with respect to the entire aggregate principal amount of the Certificates which you hold. If the “For” box is not marked with respect to any class or subclass of Certificates, and this Consent Form is signed in the space provided below, you will be deemed to have given a Consent (i.e., voted “For” the Proposed Amendments) with respect to the aggregate principal amount of such class or subclass of the Certificates which you specified above or, if you do not specify an aggregate principal amount above, with respect to the entire aggregate principal amount of such class or subclass of the Certificates which you hold.

The undersigned hereby gives a Consent to the Proposed Amendments, which would, as described more fully in the attached Consent Solicitation Statement:

(1) amend certain provisions of the Indentures to permit Airplanes Group to sell aircraft, engines or parts pursuant to any Aircraft Agreement (as defined in the Indentures) without a minimum sales price, without limitation on the value of aircraft that can be sold annually or in the aggregate and without any requirement that after any sale the portfolio meets any lessee, country or regional concentration limitations so long as (a) the Board of Directors of Airplanes Limited or the Controlling Trustees of Airplanes U.S. Trust, as applicable, has unanimously confirmed that such sale is in the best interests of the relevant Issuer and the Noteholders, and (b) all the consideration received in respect of such sale is in cash; and

(2) amend certain provisions of the Indentures to permit Airplanes Group to enter into interest rate hedging arrangements with a Swap Provider having at the time of entry into the swap (i) a short-term unsecured debt rating of A-1 (reduced from A-1+) or higher by Standard & Poor’s (for the Swap Provider or its guarantor) and (ii) a long-term unsecured debt rating of A2 (reduced from A1) or higher by Moody’s for the Swap Provider or its guarantor, or otherwise approved by a majority of the Board of Directors of Airplanes Limited or the Controlling Trustees of Airplanes U.S. Trust, as applicable, subject to prior Rating Agency Confirmation.

THE UNDERSIGNED AUTHORIZES THE TABULATION AGENT TO DELIVER THIS CONSENT FORM TO AIRPLANES PASS THROUGH TRUST, AIRPLANES U.S. TRUST, AIRPLANES LIMITED AND THE PASS-THROUGH TRUSTEE.

IMPORTANT – READ CAREFULLY

Holders must execute this Consent Form exactly as their name(s) appear(s) in the records of the Custodian for the Certificates. The undersigned holder represents and warrants that it is the legal and beneficial holder of the Certificates described herein. The undersigned holder acknowledges that the request for this Consent and Instruction Form shall not be construed as a statement or recommendation by the Solicitation Agent, Information Agent, Tabulation Agent, the Pass-Through Trustee or the Indenture Trustee or their officers, directors, agents, employees or counsel as to the Consent Form or the transactions described therein. If signature is by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Tabulation Agent, the Pass-Through Trustee and/or Airplanes Pass Through Trust, Airplanes U.S. Trust and Airplanes Limited of such person’s authority to so act.

SIGN HERE

________________________________________ Full Name(s) of Holder(s) (Please Print) DTC No:_________________________________	Dated: ______________________ 2003

____________________________ Address
_______________________________________ By: ___________________________________ Title: ___________________________________	______________________ ( ___)_______________________ Area Code and Telephone No

A Consent and instruction once given may not be revoked. Airplanes Group, in its sole discretion, by separate notice is permitted to extend the period during which the Solicitation (as defined in the Consent Solicitation Statement) remains open.

Please send this completed Form to Mackenzie Partners, Inc., as Tabulation Agent, at fax number +212-929-0308 to the attention of Simon Coope, with original to follow by mail to Mackenzie Partners, Inc., as Tabulation Agent, at 105 Madison Ave, 14th Floor, New York, NY 10016.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS
OF THIS CONSENT FORM

     1.     Expiration Date. Subject to the terms and conditions set forth herein and in the Consent Solicitation Statement, the Solicitation will be open until the Expiration Date. CONSENTS ONCE GIVEN MAY NOT BE REVOKED.

     2.     Delivery of this Consent Form. Subject to the terms and conditions of the Solicitation, a duly executed copy of this Consent Form and any other documents required by this Consent Form must be received by the Tabulation Agent at its address or facsimile number set forth on the face of this Consent Form prior to the Expiration Date. The method of delivery of this Consent Form and all other required documents to the Tabulation Agent is at the election and risk of the Holder and, except as otherwise provided below, delivery will be deemed made only when actually received by the Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. NO CONSENT FORM SHOULD BE SENT TO ANY PERSON OTHER THAN THE TABULATION AGENT.

     3.      Questions Regarding Validity, Form, Legality, etc. All questions as to the validity (including time of receipt), form, eligibility and acceptance of a Consent or proxy will be determined by Airplanes Group in its sole discretion, and that determination will be conclusive and binding on all parties. We reserve the right to reject any and all Consent Forms or proxies not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the right to (i) waive any defect or irregularity in the delivery of any Consent or proxy, provided that we may not waive any such defect or irregularity that would violate the provisions of the Indentures or (ii) require that such irregularities be cured within such time as we determine. None of us, the Solicitation Agent, the Pass-Through Trustee, the Indenture Trustee, the Tabulation Agent, the Information Agent, any of our or their respective affiliates, nor any other person shall have any responsibility to give notification of any defects or irregularities with respect to any Consent or proxy, nor shall any of us incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived.

     4.      Signatures of this Consent. If this Consent Form is signed by the Holder(s) of the Certificates with respect to which this Consent is given, the signature(s) must correspond with the name(s) as contained on the books of the register maintained by the Custodian as of the Record Date, without any alteration or change whatsoever. If Certificates to which a Consent relates are held of record by two or more joint holders, all such Holders must sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent Form appropriate evidence of authority to execute the Consent Form. If Certificates are registered in different names, separate Consent Forms must be executed covering each form of registration.

     5.      Requests for Assistance or Additional Copies. Requests for assistance in filling out and delivering Consent Forms or for additional copies of the Consent Solicitation Statement and this Consent Form should be directed to the Information Agent, whose address and telephone numbers are set forth on the back cover page of the Consent Solicitation Statement. Questions relating to the terms and conditions of the Solicitation should be directed to the Solicitation Agent, whose address and telephone numbers are set forth on the back cover page of this Consent Form and the Consent Solicitation Statement or to your broker, dealer, commercial bank or trust company. This Consent Form should be delivered only to the Tabulation Agent at the address or facsimile number set forth on the face of this Consent Form.